                                                                      EXHIBIT 11

                               LSI INDUSTRIES INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                 ----------------------------------------------

                        (IN THOUSANDS, EXCEPT PER SHARE)

                                                     Three Months Ended                 Nine Months Ended
                                                          March 31                           March 31
                                                    -----------------------            ---------------------
                                                      1995            1994              1995            1994
                                                      ----            ----              ----            ----

NET INCOME
- ----------

       Continuing operations                         $   948         $  749            $5,835         $4,757
       Discontinued operations                            --             --            (1,500)            --
                                                     -------         ------            ------         ------

              Net income                             $   948         $  749            $4,335         $4,757
                                                     =======         ======            ======         ======


AVERAGE SHARES OUTSTANDING
- --------------------------

Weighted average shares
       outstanding during the period                   8,243          7,618             7,814          7,594

Common Share Equivalents:

       Common Shares to be issued
            under Stock Option Plan                      357            181               374            179
                                                    --------       --------          --------       --------

       Average Shares Outstanding                      8,600          7,799             8,188          7,773
                                                     =======        =======           =======        =======


NET INCOME PER SHARE

       Continuing operations                         $   .11      $     .10           $   .71       $    .61
       Discontinued operations                            --             --              (.18)            --
                                                   ---------    -----------          --------     ----------

              Net income per share                   $   .11      $     .10           $   .53       $    .61
                                                     =======      =========           =======       ========

Note: Calculated using the "Treasury Stock" method as if options were exercised and the funds were used to purchase Common Shares at the average market price during the period.

                                     Page 12